UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 14, 2006
JEFFERSONVILLE BANCORP

(Exact name of registrant as specified in its charter)

New York	0-19212	22-2385448

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 398, Jeffersonville, New York	12748

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (845) 482-4000
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
      Effective June 14, 2006, (the “Notice Date”) the Audit Committee of the Board of Directors of Jeffersonville Bancorp. (the “Company”) dismissed KPMG LLP as the Company’s independent registered public accounting firm. The decision to dismiss KPMG was recommended and approved by the Audit Committee of the Company.
      Effective as of the Notice Date, Beard Miller Company LLP was selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The decision to engage Beard Miller Company LLP was recommended and approved by the Audit Committee of the Company.
      KPMG LLP performed audits of the Company's consolidated financial statements for the years ended December 31, 2005 and 2004 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005. The audit reports of KPMG LLP on the consolidated financial statements of Jeffersonville Bancorp as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
      In connection with the audits of the fiscal years ended December 31, 2005 and 2004, and from December 31, 2005 through the Notice Date of KPMG LLP’s termination, there have been no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused KPMG LLP to make reference to the subject matter of such disagreements in connection with their report. None of the “reportable events” described in Item 304 (a) (1) (v) of Regulations S-K promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, have occurred during the years ended December 31, 2005 and 2004, or through the Notice Date of KPMG LLP’s termination.
      The Company requested that KPMG LLP furnish it with a letter addressed to the SEC stating whether or not KPMG LLP agreed with the statements made by the Company set forth above, and if not, stating the respects in which KPMG LLP did not agree. The Company provided KPMG LLP with a copy of the foregoing disclosures. KPMG LLP has furnished a letter addressed to the SEC dated June 16, 2006, a copy of which is attached hereto as Exhibit 16.
      During the years ended December 31, 2005 and 2004 and from December 31, 2005 through engagement of Beard Miller Company LLP as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf has consulted Beard Miller Company LLP with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement with KPMG LLP on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their report, or a “reportable event” as described in Item 304 (a) (1) (v) of the Regulation S-K promulgated by the SEC.
Item 9.01 Financial Statements and Exhibits.
(a)      Not applicable.
(b)      Not applicable.
(c)      Not applicable.
(d)      The following exhibit is filed as a part of this report.

Exhibit
No.	Description

16.0	Letter of KPMG LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSONVILLE BANCORP (Registrant)
/s/ Raymond Walter
Raymond Walter
President and Chief Executive Officer

Date: June 16, 2006